    As filed with the Securities and Exchange Commission on January 12, 2001
                                                  Registration No. 333-_________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TOREADOR RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                       75-0991164
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

      4809 COLE AVENUE, SUITE 108
            DALLAS, TEXAS                                       75205
(Address of Principal Executive Offices)                      (Zip Code)

                   AMENDED AND RESTATED 1990 STOCK OPTION PLAN
                            (Full title of the plan)

                              G. THOMAS GRAVES III
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         TOREADOR RESOURCES CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                     (Name and address of agent for service)

                                 (214) 559-3933
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                JANICE V. SHARRY
                              HAYNES AND BOONE, LLP
                           901 MAIN STREET, SUITE 3100
                               DALLAS, TEXAS 75202
                                 (214) 651-5562

                         CALCULATION OF REGISTRATION FEE

                                                                              Proposed Maximum
     Title of Securities       Amount To Be    Proposed Maximum Offering     Aggregate Offering          Amount of
      To Be Registered         Registered(1)      Price per Share(2)              Price(2)          Registration Fee(2)
     -------------------       -------------   -------------------------     ------------------     -------------------
COMMON STOCK,
$.15625 PAR VALUE..........       143,040                $3.12                    $446,285                $111.57

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the employee benefit plan described herein and as promulgated by Rule 416 of the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the exercise price per share of common stock underlying the stock options issued pursuant to the Amended and Restated 1990 Stock Option Plan.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Toreador Resources Corporation ("the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement (note that until June 5, 2000, Toreador Resources Corporation was known as Toreador Royalty Corporation and all references to the Registrant herein prior to June 5, 2000 refer to Toreador Royalty Corporation):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 000-02517, filed on March 23, 2000, with the Commission);

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

         (c) The description of the Common Stock of the Registrant contained in the registration statement filed under Section 12 of the Exchange Act (Commission File No. 000-02517), previously filed by the Registrant with the Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation (the "Certificate of Incorporation"), provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under
Section 174 of the General Corporation Law of the State of Delaware ("Delaware Code") nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Registrant or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         The Bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the



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

provisions of Section 145 of the Delaware Code, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the Registrant or as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

         Not applicable.




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

Item 8. Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.       Description

2.1 Certificate of Ownership and Merger merging Toreador Resources Corporation into Toreador Royalty Corporation, effective June 5, 2000 (previously filed as Exhibit 2.1 to Toreador Resources Corporation Current Report on Form 8-K filed June 5, 2000, and incorporated herein by reference).

3.1 Certificate of Incorporation, as amended, of Toreador Royalty Corporation (previously filed as Exhibit 3.1 to Toreador Royalty Corporation Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference).

4.2 Amended and Restated Bylaws, as amended, of Toreador Royalty Corporation (previously filed as Exhibit 3.2 to Toreador Royalty Corporation Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference).

5.1*              Opinion of Haynes and Boone, LLP.

10.1 Merger Agreement, effective September 11, 2000, between Texona Petroleum Corporation, Toreador Resources Corporation and Toreador Acquisition Corporation (previously filed as Exhibit
                  10.1 to Toreador Resources Corporation Current Report on Form 8-K filed on October 2, 2000, and incorporated herein by reference).

10.2 Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan, effective as of September 24, 1998 (previously filed as Exhibit A to Toreador Royalty Corporation Preliminary Proxy Statement filed with the Securities and Exchange Commission on March 12, 1999, and incorporated herein by reference).

23.1* Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1).

23.2* Consent of PricewaterhouseCoopers LLP, independent public accountants, to incorporation by reference.

23.3* Consent of Ernst & Young LLP, independent public accountants, to incorporation by reference.

23.4* Consent of Harlan Consulting, independent petroleum engineers, to incorporation by reference.

23.5* Consent of LaRouche Petroleum Consultants, Ltd., independent petroleum engineers, to incorporation by reference.

24.1* Power of attorney (included on signature page to this Registration Statement).

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* Filed herewith.



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

Item 9. Undertakings.

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 12, 2001.


                                       TOREADOR RESOURCES CORPORATION
                                                 (Registrant)


                                       By: /s/ G. Thomas Graves III
                                          -------------------------------------
                                          G. Thomas Graves III
                                          President and Chief Executive Officer


         KNOW BY ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Toreador Resources Corporation, a Delaware corporation, hereby constitutes and appoints G. Thomas Graves III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitutes, may lawfully do or cause to be done by virtue hereof.



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

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                                   CAPACITY IN WHICH SIGNED                     DATE
       ---------                                   ------------------------                     ----
/s/ G. Thomas Graves III                 President, Chief Executive Officer and Director   January 12, 2001
--------------------------
G. Thomas Graves III


/s/ J.W. Bullion                         Director                                          January 12, 2001
--------------------------
J.W. Bullion


/s/ Edward Nathan Dane                   Director                                          January 12, 2001
--------------------------
Edward Nathan Dane


/s/ Peter L. Falb                        Director                                          January 12, 2001
--------------------------
Peter L. Falb


/s/ Thomas P. Kellogg, Jr.               Director                                          January 12, 2001
--------------------------
Thomas P. Kellogg, Jr.


/s/ William I. Lee                       Director                                          January 12, 2001
--------------------------
William I. Lee


/s/ John Mark McLaughlin                 Director                                          January 12,  2001
--------------------------
John Mark McLaughlin


/s/ Douglas Weir                         Vice President - Finance and Treasurer            January 12,  2001
--------------------------               (Principal Financial and Accounting Officer)
Douglas Weir

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
2.1               Certificate of Ownership and Merger merging Toreador Resources
                  Corporation into Toreador Royalty Corporation, effective June
                  5, 2000 (previously filed as Exhibit 2.1 to Toreador Resources
                  Corporation Current Report on Form 8-K filed June 5, 2000, and incorporated herein by reference).

3.1               Certificate of Incorporation, as amended, of Toreador Royalty
                  Corporation (previously filed as Exhibit 3.1 to Toreador
                  Royalty Corporation Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference).

4.2               Amended and Restated Bylaws, as amended, of Toreador Royalty
                  Corporation (previously filed as Exhibit 3.2 to Toreador
                  Royalty Corporation Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference).

5.1*              Opinion of Haynes and Boone, LLP.

10.1              Merger Agreement, effective September 11, 2000, between Texona
                  Petroleum Corporation, Toreador Resources Corporation and
                  Toreador Acquisition Corporation (previously filed as Exhibit
                  10.1 to Toreador Resources Corporation Current Report on Form
                  8-K filed on October 2, 2000, and incorporated herein by reference).

10.2              Toreador Royalty Corporation Amended and Restated 1990 Stock
                  Option Plan, effective as of September 24, 1998 (previously filed as Exhibit A to Toreador Royalty Corporation Preliminary
                  Proxy Statement filed with the Securities and Exchange
                  Commission on March 12, 1999, and incorporated herein by reference).

23.1* Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1).

23.2* Consent of PricewaterhouseCoopers LLP, independent public accountants, to incorporation by reference.

23.3* Consent of Ernst & Young LLP, independent public accountants, to incorporation by reference.

23.4* Consent of Harlan Consulting, independent petroleum engineers, to incorporation by reference.

23.5* Consent of LaRouche Petroleum Consultants, Ltd., independent petroleum engineers, to incorporation by reference.

24.1* Power of attorney (included on signature page to this Registration Statement).

----------
* Filed herewith.